Exhibit 10.5.14
Execution Version
FOURTH MODIFICATION AGREEMENT
This FOURTH MODIFICATION AGREEMENT (this “Modification Agreement”) is dated as of December 20, 2024, by and among (i) KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Borrower”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, “Administrative Agent”), and (iii) each lender party hereto (individually, a “Lender” and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the “Lenders”).
RECITALS
A.Borrower, Administrative Agent and Lenders are parties to that certain Revolving and Term Loan Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Loan Agreement”). Pursuant to the Loan Agreement, Lenders made a loan to the Borrower in the original maximum principal amount of up to Three Hundred Seventy-Five Million and No/100 Dollars ($375,000,000.00) (the “Loan”), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement).
B.The following documents, each of which is dated as of November 2, 2020 (unless otherwise specified), were executed in connection with the Loan, among others:
(i)Promissory Note dated as of March 1, 2021 in the original principal amount of $50,000,000.00, made by Borrower in favor of National Bank of Kuwait S.A.K.P. Grand Cayman Branch (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “NBK Note”).
(ii)Amended and Restated Promissory Note dated as of March 1, 2021 in the original principal amount of $115,000,000.00, made by Borrower in favor of U.S. Bank National Association, a national banking association (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “US Bank Note”).
(iii)Promissory Note in the original principal amount of $85,000,000.00, made by Borrower in favor of Deutsche Pfandbriefbank AG (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “PBB Note”).
(iv)Promissory Note in the original principal amount of $125,000,000.00, made by Borrower in favor of Bank of America, N.A. (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “BofA Note” and collectively with the NBK Note, US Bank Note and PBB Note, the “Notes”).
(v)Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded as Document No. 2031641044 in the Official Records of Cook County, Illinois (the “Official Records”) on November 11, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Mortgage”).
C.In connection with the Loan, Borrower executed in favor of Administrative Agent and the Lenders that certain Environmental Indemnification Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Environmental Indemnity”).

D.In connection with the Loan, KBS REIT Properties III, LLC, a Delaware limited liability company (“Guarantor”), executed in favor of Administrative Agent: (i) that certain Payment Guaranty Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Payment Guaranty”) and (ii) that certain Recourse Carve-Out Guaranty Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Recourse Carve-Out Guaranty” and collectively with the Payment Guaranty, the “Guaranty”).
E.Borrower, Administrative Agent and the Lenders subsequently modified the Loan Agreement and the other Loan Documents (as such term is defined below) to, among other things, amend certain terms and conditions related to the Maturity Date and interest rate, pursuant to that certain (u) First Modification Agreement (Long Form) dated as of March 8, 2023 by and among Borrower, Administrative Agent and the Lenders (the “First Modification Agreement (Long Form)”), (v) First Modification Agreement (Short Form) dated as of March 8, 2023 by and between Borrower and Administrative Agent and recorded on March 14, 2023 as Document No. 2307340150 (the “First Modification Agreement (Short Form)”; the First Modification Agreement (Long Form) and the First Modification Agreement (Short Form) are referred to herein collectively as the “First Modification Agreement”), (w) Second Modification Agreement dated as of November 2, 2023 by and among Borrower, Administrative Agent and the Lenders (the “Second Modification Agreement”), (x) Third Modification Agreement dated as of November 1, 2024 by and among Borrower, Administrative Agent and the Lenders (the “Third Modification Agreement)”, (y) Extension Agreement dated as of December 9, 2024 (the “Extension Agreement”), (z) Second Extension Agreement dated as of December 12, 2024 (the “Second Extension Agreement”), and (aa) Third Extension Agreement dated as of December 18, 2024 (the “Third Extension Agreement”; together with the First Modification Agreement, the Second Modification Agreement, the Third Modification, the Extension Agreement and the Second Extension Agreement, the “Prior Modifications”).
F.As of the date of this Modification Agreement (prior to giving effect hereto), the Aggregate Commitment is $306,000,000.00, the Revolving Portion is $76,500,000.00 (of which $76,500,000.00 of principal is outstanding), and the Non-Revolving Portion is $229,500,000.00 (of which $229,500,000.00 of principal is outstanding).
G.Borrower, Administrative Agent and Lenders have agreed to amend certain terms and provisions of the Loan Agreement, subject to the terms and conditions of this Modification Agreement.
H.In addition, simultaneously with the execution and delivery of this Modification Agreement, each Note is being amended and restated (collectively, the ”Amended and Restated Notes”) and each Guaranty is being amended and restated (collectively, the “Amended and Restated Guaranty”).
I.As used herein, the term “Loan Documents” shall mean the Loan Agreement, the Amended and Restated Notes, the Amended and Restated Guaranty, the Mortgage, the Environmental Indemnity, and the other “Loan Documents” as such term is defined in the Loan Agreement, as all of the foregoing have been modified by this Modification Agreement and the other Modification Documents (as defined below). This Modification Agreement (including the Consent and Reaffirmation of Guarantor attached hereto) shall constitute Loan Documents. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals; Representations; Reaffirmation of Loan. The foregoing recitals are true and correct and are incorporated herein by this reference. As of the Effective Date (as defined in Section 7 below), Borrower hereby represents and warrants to Administrative Agent and the Lenders that no Event of Default has occurred and is continuing and to Borrower’s knowledge, no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default. Borrower hereby reaffirms all of its representations and warranties set forth in the Loan Documents to be true, accurate and correct in all material respects as of the date of this Modification Agreement to the extent such representations and warranties are not matters which, by their nature, can no longer be true and correct as a result of the passage of time, and except for changes in circumstances arising from actions or events occurring after the date of the Loan Agreement that do not otherwise constitute an Event of Default thereunder, including, without limitation, the execution of new Leases or new contracts that are not prohibited by the terms of the Loan Agreement. Borrower further represents and warrants that as of the date of this Modification Agreement: (a) the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects; (b) [reserved]; (c) Borrower is a limited liability company which is duly organized and validly existing under the laws of the State of Delaware; (d) there have been no material changes in formation documents of Borrower since the inception of the Loan; (e) the execution and delivery of this Modification Agreement do not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or the Project is subject; (f) this Modification Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, subject to, and except as may be limited by, bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies; and (g) the execution and delivery of, and performance under, this Modification Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of Borrower’s articles of organization or operating agreement or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound. Borrower hereby reaffirms all of its obligations under the Loan Documents and relating to any Lender-Provided Swap, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Notes or under any Lender-Provided Swap. Without limiting the foregoing, Borrower reaffirms Administrative Agent’s right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by Borrower or otherwise received by Administrative Agent or the Lenders with respect to the Loan and any Lender-Provided Swap, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrower under the Loan Documents and Lender-Provided Swaps in accordance with Section 8.3 of the Loan Agreement, and Borrower acknowledges that it shall have no right to direct Administrative Agent as to such application or designate the portion of the obligation to be satisfied.
2.No Revolving Loans. Notwithstanding anything in the Loan Agreement or any of the other Loan Documents to the contrary, as of the Effective Date, no portion of the Aggregate Commitment shall constitute a Revolving Portion, and all Loans currently outstanding or to be advanced on or after the Effective Date shall constitute the Non-Revolving Portion of the Aggregate Commitment. All references in the Loan Agreement to “Revolving Portion” shall be of no further force or effect. For the avoidance of doubt, all payments of outstanding principal by the Borrower shall be applied to the principal component of the outstanding Aggregate Commitment and constitute a permanent reduction thereof.
3.Amendments to the Loan Documents. In addition to any other amendments provided for herein, the Loan Documents are hereby modified as follows (which modifications shall be effective as of the Effective Date (defined below) unless otherwise noted):
(a)New and Amended Defined Terms. The following terms are hereby added, or amend and restate existing definitions, as applicable, in Section 1.1 of the Loan Agreement:
“Advisor”: Means KBS Capital Advisors LLC, a Delaware limited liability company.
“Advisory Agreement”: Means that certain Advisory Agreement dated as of September 27, 2024 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) by and between the Advisor and the REIT.
"Aggregate Commitment": Means, as of any date of determination, the aggregate Commitments of all of the Lenders (as such aggregate Commitments may be reduced in accordance with clause (ii) of the definition thereof) less the amount of any principal paydowns of the Non-Revolving Portion. As of the Effective Date, the Aggregate Commitment will be $322,000,000, consisting of the outstanding Non-Revolving Portion of $306,000,000 (the “Existing Facility”) and $16,000,000 of the Non-Revolving Portion in new funding to be advanced in accordance with the Fourth Modification (the “New Availability”).
"Annualized Net Operating Income": Means annualized Net Operating Income before payment of debt service from the Project as of the date of calculation, calculated by annualizing the Net Operating Income for the immediately preceding prior two calendar quarters; provided that if the Debt Service Coverage Ratio is being calculated within 60 days after the end of a calendar quarter (and prior to the quarterly reporting for the most recent calendar quarter end being available and/or delivered to Administrative Agent), the Net Operating Income shall be calculated by looking at the Net Operating Income during the two calendar quarters preceding the immediately prior calendar quarter; e.g., if the most recent calendar quarter end reporting is not yet delivered to Administrative Agent and the Debt Service Coverage Ratio is being calculated on January 10, 2021, the six-month period (if that is the relevant calculation period under the following provisions of this definition) would be the period commencing on April 1, 2020 and ending on September 30, 2020, and if the Debt Service Coverage Ratio is being calculated on March 20, 2021, the six-month period would be the period commencing on July 1, 2020, and ending on December 31, 2020). For the avoidance of doubt, in order to satisfy the conditions set forth in Section 2.9 in connection with the Second Option Maturity Date, the Borrower must demonstrate compliance with the Debt Service Coverage Ratio on an annualized basis based on the most recently submitted financial reporting.
"Applicable Margin": Means, with respect to Advances at the Term SOFR Based Rate or the Base Rate, if applicable, 300 basis points.
“Approved Capex Costs”: Means (i) costs for Capital Improvements which are required under any Leases expressly approved by Administrative Agent or Required Lenders in accordance with the terms of the Loan Documents, (ii) costs for Capital Improvements which are required under Leases that are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and which satisfy the Required Leasing Guidelines set forth on Exhibit N, (iii) costs for Capital Improvements reasonably approved by Administrative Agent which are required under Leases that are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and which do not satisfy the Required Leasing Guidelines set forth on Exhibit N; it being agreed that the costs described in this clause (iii) shall also be subject to the Required Lenders approval to the extent that the Lease under which such costs arise is subject to the Required Lenders approval pursuant to Section 6.29 hereof (which required approval under this definition shall be deemed satisfied when the Required Lenders have approved such Lease under Section 6.29 hereof), and (iv) costs for Capital Improvements approved by Administrative Agent, in its sole and absolute discretion; provided, however, that Administrative Agent shall not withhold its consent unreasonably with respect to any costs for Capital Improvements referenced in this clause (iv) if such Capital Improvements are required under applicable Law or are reasonably required for health or safety purposes.
“Approved TILC Costs”: Means (a) Tenant Improvements and Leasing Commissions which are required under Leases expressly approved by Administrative Agent or Required Lenders in accordance with the terms of the Loan Documents, (b) Tenant Improvements and Leasing Commissions which are required under Leases that are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and which satisfy the Required Leasing Guidelines set forth on Exhibit N, and (c) Tenant Improvements and Leasing Commissions reasonably approved by Administrative Agent which are required under Leases that are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and which do not satisfy the Required Leasing Guidelines set forth on Exhibit N; it being agreed that the costs described in this clause (c) shall also be subject to the Required Lenders approval to the extent that the Lease under which such costs arise is subject to the Required Lenders approval pursuant to Section 6.29 hereof (which required approval under this definition shall be deemed satisfied when the Required Lenders have approved such Lease under Section 6.29 hereof).
“Availability Amount”: Means, from time to time, (a) the New Availability, minus (b) the aggregate amount of all Advances made on or subsequent to the Effective Date, minus (c) any undisbursed Loan proceeds, if any, that have been cancelled after the Effective Date by the Borrower in writing in accordance with the terms and conditions of this Agreement including, without limitation, the provisions set forth in Section 10.3, provided that in no event shall the Availability Amount be less than $0.
"Borrowing Base Loan Constant": Means the greatest of (i) a loan constant of .0719 (which is based on an interest rate of six percent (6.00%) per annum and principal amortization based on a 30-year amortization schedule), (ii) a loan constant, expressed as a decimal, based on an interest rate of two percent (2.00%) per annum in excess of the Treasury Rate as of the date of calculation, and principal amortization based on a 30-year amortization schedule, as reasonably determined by Administrative Agent, and (iii) the then-current weighted average interest rate on the outstanding Loans as of the date of calculation.
“Capital Improvements”: Means improvements undertaken by Borrower with respect to the Project that are required to be capitalized under GAAP and do not constitute Tenant Improvements.
“Cash Sweep Collateral Account”: Has the meaning set forth in Section 7.5(a) of this Agreement.
“Cash Sweep Disbursement”: Has the meaning set forth in Section 7.5(c) of this Agreement.
“Change of Control”: Means (a) (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of any outstanding direct or indirect membership interests or other ownership interests of Borrower on a fully diluted basis; or (ii) any change in the ownership of any interest held by any of the direct or indirect partners, shareholders or members in Borrower or any Guarantor, any addition to, withdrawal of or other change in the direct or indirect partners, shareholders or members in Borrower or any Guarantor, any addition to, or any sale or transfer of, or other change in the ownership of, any direct or indirect general partnership interest in Borrower or any Guarantor, or any change in the direct or indirect limited partners in, or sale or transfer of any limited partnership interest in, Borrower or any Guarantor, unless said interests are publicly traded, or any change in the manager of Borrower or any Guarantor; provided that (x) the mere acquisition by any Person, or two or more Persons acting in concert, of less than 10% of the outstanding voting shares in KBS Real Estate Investment Trust III, Inc. (the “REIT”) shall not constitute a “Change of Control” under clause (i) or (ii) of this clause (a) and (y) any change in the beneficial ownership of the REIT that does not result in the acquisition by any Person of, or two or more Persons acting in concert, acquiring, 10% of the outstanding voting shares in the REIT shall not constitute a “Change of Control” under clause (i) or (ii) of this clause (a); or (b) any change in the direct or indirect Control of Borrower; or (c) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of the REIT, Borrower or any Guarantor by Persons who were neither (x) nominated by the board of directors of the REIT, Borrower or such Guarantor nor (y) appointed or approved by directors so nominated.
"Debt Service Coverage Ratio": Means a fraction, the numerator of which is the Annualized Net Operating Income, and the denominator of which is the product obtained by multiplying (a) the outstanding principal balance of the Loan as of the date of calculation (plus, if applicable, the amount of any requested but undrawn New Availability proposed to be advanced hereunder) by (b) the Borrowing Base Loan Constant.
“Defaulting Lender”: Means any Lender that (a) has failed to (i) fund all or any portion of its Pro Rata Share of the Loan within two (2) Business Days of the date such Pro Rata Share was required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) reimburse Administrative Agent for its Pro Rata Share of any Protective Advance within two Business Days after notice from Administrative Agent, or (iii) pay to Administrative Agent or any other Lender any other amount required to be paid by such

Lender hereunder within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund such Lender’s Pro Rata Share hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become subject of a proceeding under the Bankruptcy Code or any other Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation or its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender) upon delivery of written notice of such determination to Borrower and each Lender. Notwithstanding the foregoing, if any Lender is a Defaulting Lender solely under clause (d) above and is a Lender who is generally entitled to issue covered mortgage bonds under German Pfandbrief legislation and is in this capacity (and under the terms of this Agreement) entitled to assign, pledge or otherwise transfer its interest in the Loan to a trustee, administrator, receiver or any Person (or their respective nominees, agent or collateral agents or collateral trustees) in each case in connection with the issuance of covered mortgage bonds under German Pfandbrief legislation (a “Pfandbrief Pledging Lender”), (A) such Lender’s right to participate in the administration of such Lender’s Pro Rata Share of the Loan and otherwise receive payments hereunder, this Agreement or the other Loan Documents as set forth herein solely with respect to such Lender’s Pro Rata share of the Loan, if any, shall not be suspended so long as such Lender (i) continues to meet its monetary obligations under the Loan Documents and (ii) responds to any communication or request within ten (10) Business Days after receipt thereof (or such lesser time as may be required by the Loan Documents), and (B) such Lender shall not be deemed to be a Defaulting Lender for purposes of the definitions of “Required Lenders” and “Simple Majority Required Lenders” so long as such Lender responds to any communication or request within ten (10) calendar days after receipt thereof (or such lesser time as may be required by the Loan Documents). Any Pfandbrief Pledging Lender that is a Defaulting Lender that is still permitted to participate during any period in the administration of the Loans and the Loan Documents pursuant to the foregoing sentence and is still meeting all monetary obligations as a Lender under the Loan Documents will be referred to hereinafter as a “Pfandbrief Defaulting Lender” for such period. Notwithstanding the foregoing, and for the avoidance of doubt, except as expressly as set forth in this Agreement the rights and remedies of Non-Defaulting Lenders and of Borrower under this Agreement with respect to Defaulting Lenders shall apply in all respects with respect to any Pfandbrief Defaulting Lender.
“DSCR Trigger Period”: Means a period (a) commencing on a DSCR Testing Date on which the Debt Service Coverage Ratio is less than the Minimum Required Debt Service Coverage Ratio and (b) ending on the earlier of (x) the first subsequent DSCR Testing Date on which the Debt Service Coverage Ratio is equal to or greater than the Minimum Required Debt Service Coverage Ratio and (y) the date on which, pursuant to Section 6.33(a), the Borrower has paid down the outstanding principal amount of the Loan by an amount (as reasonably determined by Administrative Agent, but without paying any prepayment or exit fees other than Swap fees or Swap breakage amounts) sufficient to cause the Debt Service Coverage Ratio to be equal to or greater than the Minimum Required Debt Service Coverage Ratio.
“Effective Date”: Has the meaning defined in Section 7 of the Fourth Modification.
“Equity Interests”: Means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.
“Excess Cash Flow”: Means, for any calendar month, an amount equal to: (a) actual gross revenues of Borrower for such calendar month attributable to the Project (including, without limitation, all rentals, service and other fees or charges, license fees, parking fees and other revenues and cash payments of any kind received by Borrower), less, provided that an Event of Default does not exist, (b) an amount equal to (i) actual operating expenses paid by Borrower during such calendar month and attributable to the Project, as set forth in the approved Operating Budget and Business Plan or otherwise reasonably approved by Administrative Agent (provided that, such calculation shall exclude depreciation, amortization, other non-cash items and any amounts payable to affiliates of Borrower), plus (ii) principal and interest paid with respect to the Loan for such calendar month, plus (iii) so long as no Restricted Payment Event shall have occurred which is continuing, Permitted REIT Expenses, plus (iv) so long as no Restricted Payment Event shall have occurred which is continuing, Permitted Asset Management Fees, plus (v) provided no (A) Default relating to a monetary or bankruptcy Event of Default, (B) Default as to which Administrative Agent has given written notice to Borrowers or (C) Event of Default exists under the Loan Documents, Approved Capex Costs and Approved TILC Costs which are otherwise not funded through Advances, plus (vi) legal fees related to the Fourth Modification. For the avoidance of any doubt, if an Event of Default exists, Borrower shall not utilize gross revenues of Borrower or otherwise attributable to the Project for the purposes described in clauses (i) through (vi) above or for any other purpose, and all gross revenues attributable to Borrower and the Project shall be under the control of Administrative Agent in accordance with this Agreement and may be applied by Administrative Agent to the

Obligations in the order and manner as Administrative Agent may elect, subject to the rights of Lenders as set forth in this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, the aggregate amount of Permitted REIT Expenses and Permitted Asset Management Fees set forth in clauses (b)(iii) and (iv) shall not at any time exceed (I) $570,000 during any calendar month and (II) $6,840,000 attributable to each calendar year during the term of the Loan (including any exercise of the Second Option Maturity Date). Additionally, notwithstanding the foregoing, Permitted REIT Expenses and Permitted Asset Management Fees shall be permitted to be paid only after all other actual operating expenses are first paid by Borrower during such calendar month, as set forth in the approved Operating Budget and Business Plan, and with respect to any due and unpaid Permitted REIT Expenses and Permitted Asset Management Fees, no more than two (2) months of due and unpaid Permitted REIT Expenses and Permitted Asset Management Fees (exclusive of deferred asset management fees) during the term and extended term of the Loan may be paid and drawn pursuant to a Cash Sweep Disbursement from the Cash Sweep Collateral Account.
“Existing Facility”: Has the meaning specified in the definition of “Aggregate Commitment”.
“First Option Maturity Date”: Means November 2, 2026.
“Floor”: Means a rate of interest equal to one-half of one percent (0.5%) per annum.
“Fourth Modification”: Means that certain Fourth Modification dated as of December 20, 2024 by and among Borrower, Administrative Agent and the Lenders party thereto.
"Gross Operating Income": Means the sum of any and all (A) Rental Income, excluding any income from any lease if the tenant under such lease (a) is in monetary or other material default (after expiration of any applicable notice and cure periods and except (i) as expressly specified in subsection (d) below or (ii) if the default has not been in effect for more than 30 days beyond the Closing Date for any tenants in default as of the Closing Date and 60 days following the occurrence of any tenant default after the Closing Date, but only if the only notice sent as to such default is a reservation of rights notice (not specifying any particular action will be taken, including without limitation, lease termination or exercise of offset rights) and tenant and Borrower are negotiating (and continue to negotiate) in good faith a cure of such default (including, but not limited to, waiving such default, modifying the lease to cure such default, or taking some other action to bring said lease back into good standing (in each case, to the extent Administrative Agent has consented to such actions or such actions are permitted to be taken under the applicable lease without the consent of Administrative Agent)), (b) is in bankruptcy (unless such tenant has affirmed and assumed its lease obligations in the bankruptcy proceeding), (c) has given notice of termination or otherwise exercised any termination right under the lease (and such lease termination shall be effective within six (6) months from the applicable test date unless the tenant has renewed the lease), but including, without duplication, the annualized rental income for any newly executed leases for such space so long as the tenant under such newly executed lease will commence paying full unabated rent within six (6) months of the applicable test date, or (d) [reserved], and (B) all other normal and recurring (but not extraordinary) cash income accrued during the applicable time period in question from the ownership, use and operation of the Project and paid, whether paid in the applicable period of time in question or another, from the ownership, use and operation of the Project.
“Insurance Escrow Account”: Means the deposit account held by Administrative Agent, for the benefit of Administrative Agent and the Lenders, into which Borrower will deposit funds pursuant to Section 7.3.
“Leasing Commissions”: Means market rate brokerage commissions paid by Borrower pursuant to an Approved Lease executed in accordance with the terms and conditions set forth in this Agreement.
“Letter Agreement”: Has the meaning specified in the Fourth Modification.
“Limited Purpose Entity”: Means a Delaware limited liability company, the sole member and manager of which is Guarantor or a subsidiary of Guarantor which is a Limited Purpose Entity, which at all times, unless otherwise approved in writing by the Required Lenders, in each case except as otherwise expressly permitted or required under the Loan Documents:
(a)is not engaged and will not engage in any business unrelated to the purpose of (i) acquiring, developing, owning, holding, leasing, managing and operating the Project; entering into the Loan Documents to which it is a party; subject to this Agreement and the other Loan Documents, selling, transferring or refinancing the Project; and transacting any and all lawful business that is incidental, necessary and appropriate to accomplish the foregoing; or (ii) acquiring, owning and holding direct or indirect Equity Interests in the Borrower; entering into the Loan Documents to which it is a party, if any; and transacting any and all lawful business that is incidental, necessary and appropriate to accomplish the foregoing;
(b)does not have and will not have any assets other than the Project or direct or indirect Equity Interests in the Borrower (and assets related to such Project or Equity Interests that are consistent with the purpose such Limited Purpose Entity is organized for pursuant to clause (a) above);
(c)has not incurred and does not incur any indebtedness or other debt other than its obligations under the Loan Documents to which it is a party, if any, and, in the case of Borrower, (i) non-delinquent trade and operational debt which is (x) incurred in the ordinary course of business, and (y) not evidenced by a note, (ii) non-delinquent operating and equipment leases entered into in the ordinary course, (iii) tenant security deposits, (iv) non‑delinquent, accrued but unpaid real estate taxes and insurance premiums, (v) other trade payables, other than tenant improvements, in respect of operating expenses which are (x) incurred in the ordinary course of business, (y) not evidenced by a note and (z) not more than 60 days delinquent, (vi) obligations in connection with posting a bond required by a Governmental Authority or a utility company and in connection with providing indemnities to title companies, in each case, in connection with the operation of the Project, and (vii) owner’s affidavits and indemnities and similar agreements in connection with the issuance of a title insurance policy or related endorsements requested by Administrative Agent;
(d)has not and will not assume or guarantee or become obligated for the debts of any other

Person or hold out its credit as being available to satisfy the obligations of any other Person except for its obligations under the Loan Documents to which it is a party, if any;
(e)has not and will not acquire obligations or securities of its members or shareholders or any other Affiliate, except for its obligations under the Loan Documents to which it is a party, if any;
(f)except for its obligations under the Loan Documents to which it is a party and a Permitted Pledge, if any, has not pledged and will not pledge its assets for the benefit of any other Person;
(g)will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates), provided, however that the assets of a Limited Purpose Entity may be included in a consolidated financial statement of its Affiliate, provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of such Limited Purpose Entity from such Affiliate and to indicate that such Limited Purpose Entity’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets will also be listed on such Limited Purpose Entity’s own separate balance sheet, which may or may not be part of the consolidated financial statements;
(h)will not commingle its funds or assets with the funds or assets of any other Person;
(i)will observe all organizational formalities, and preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its organization or formation, and will not amend, modify, terminate or fail to comply with the provisions of its organizational documents;
(j)(i) holds itself out to the public and identifies itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (ii) conducts its business solely in its own name, (iii) hold its assets in its own name and (iv) corrects any known misunderstanding regarding its separate identity; and
(k)has not and will not merge into or consolidate with any Person, divide or, to the fullest extent permitted by law, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure from that in effect on the Effective Date.
"Loan Rate": Means, as of any date, the Term SOFR Based Rate or, if applicable pursuant to Section 2.5, the Base Rate. Notwithstanding anything else to the contrary contained in the Loan Documents, in no event (including during any extension periods) shall the Loan Rate be less than (x) with respect to any portion of the Loan that is subject to a Lender Provided Swap, three percent (3.00%) per annum and (y) in the case of any loan that is not subject to a Lender-Provided Swap, three percent (3.00%) per annum, including, without limitation, any interest rate derived from SOFR and following any Benchmark Transition Event.
“Loan to Value Requirement”: Means that, as of any date of determination, the sum of the then principal balance of the Loan plus the aggregate remaining unfunded amounts of all of the Commitments is, for purposes of (a) [reserved], (b) Section 2.9, less than or equal to 82% of the “as is” value of the Project, (c) [reserved], and (d) any requirements under the Security Instrument, less than 82% of the “as is” value of the Project, in each case as determined by Administrative Agent based upon the most recent Appraisal.
“Monthly Shortfall Amount”: Means, for any applicable month, the amount, if any, by which projected Excess Cash Flow (calculated by deducting the items in clauses (b)(i) and (ii) of the definition thereof from gross revenues of the Project) is negative, including but not limited to with respect to property tax and insurance premiums paid by Borrower during such calendar month and attributable to the Project.
“New Availability”: Has the meaning specified in the definition of “Aggregate Commitment”.
“Non-Revolving Portion”: Means, at any time, and from time to time, one hundred percent (100%) of the then Aggregate Commitment (as such Aggregate Commitment may decrease pursuant to the terms of this Agreement).
“Operating Account”: Means the account maintained by Borrower with Administrative Agent into which the gross revenues from the Project are deposited.
"Operating Budget and Business Plan": Means a detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating the Project, prepared by Borrower or its agent and in form and substance reasonably acceptable to Administrative Agent; provided, that if at any time Borrower makes modifications to an approved Operating Budget and Business Plan in the categories of tenant improvements, lease commissions or capital expenditures and such modifications exceed the amount of any such category by five percent (5%) or more of the aggregate amount allocated to each such category in the Operating Budget and Business Plan, then such modifications to each of those specific categories shall be subject to the approval of the Required Lenders in their reasonable discretion, and otherwise shall only be subject to the approval of the Administrative Agent in its reasonable discretion as set forth above.
“Permitted Asset Management Fees”: Means asset management fees in an amount not to exceed 90% of the management fees allocable to the Project and payable to the Advisor pursuant to Section 8.03 of the Advisory Agreement, as such Advisory Agreement was in effect on September 27, 2024; provided, that the portion of the remaining management fees allocable to the Project and payable to the Advisor as set forth above and which have been deferred shall not be used in the calculation of “Permitted Asset Management Fees” as used herein.
“Permitted REIT Expenses”: Means any REIT-level general and administrative costs and expenses reasonably allocated to the Project, included in the definition of Excess Cash Flow and, in any event, in an amount not to exceed $1.68 per square foot at the Project per annum.
“Permitted Pledge”: Means a direct or indirect pledge of the membership interests, and any or all associated rights, powers, privileges and proceeds, in Borrower and/or Structuring HoldCo to Bank of America, N.A., as administrative agent for the lenders party to the Portfolio Credit Facility (together with any successor agent, “BofA”), as collateral, directly or indirectly, for the obligations under the Portfolio Credit Facility; provided that (i), subject to clause (iii) of this definition, the pledge agreement evidencing such pledge of membership interests and associated rights, powers, privileges and proceeds shall be in the form of pledge agreement attached to the Letter Agreement together with the forms of the acknowledgment or confirmation that are attached thereto as exhibits (collectively, the “Approved Pledge Form”), (ii) at least five (5) Business Days prior to any such pledge agreement (such agreement, together with any other documents or instruments entered into in connection with such pledge, are collectively referred to herein as the “Pledge Documents”) and any other Pledge Documents becoming effective, Borrower shall deliver copies of the final unexecuted versions of the Pledge Documents to Administrative Agent for distribution to Lenders, (iii) to the extent that there are any changes to the Pledge Documents that deviate in any manner from the Approved Pledge Form, other than filling in any blanks in the Approved Pledge Form with names, dollar amounts, percentages, dates, addresses or other such information contemplated to be filled in, such changes shall be subject to the prior written approval of Administrative Agent and each of the Lenders, which such approval shall not be unreasonably withheld, conditioned or delayed so long as such changes would not in any respect materially and adversely affect the interests of Administrative Agent and/or any of the Lenders as set forth in the Approved Pledge Form; it being agreed that if any such changes would in any respect materially and adversely affect the interests of Administrative Agent and/or any of the Lenders as set forth in the Approved Pledge Form, then Administrative Agent and each of the Lenders may withhold their respective approval to the Pledge Documents in their respective sole and absolute discretion and (iv) any Pledge Documents entered into in accordance with the foregoing clauses (i), (ii) and (iii), shall not be amended, restated, modified, supplemented, terminated or waived without the Administrative Agent’s and each Lenders’ consent but only to the extent required and in accordance with Section 28.2 of the Approved Pledge Form. Any request for consent to or approval of any Pledge Document or any amendment thereto may be by email and shall include a copy of the proposed Pledge Document or amendment. Such request shall include in bold lettering the following statement: “FIRST NOTICE – THIS IS A REQUEST FOR CONSENT OF THE ADMINISTRATIVE AGENT AND THE LENDERS, WHOSE RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF THE REVOLVING AND TERM LOAN AGREEMENT, AS AMENDED, AMONG THE UNDERSIGNED BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS.” If any recipient does not respond to that first request within three (3) Business Days following its receipt thereof (which response may be by e-mail), Borrower may send an additional written request to such recipient with respect to the proposed Pledge Document or amendment, which shall include in bold lettering the following statement “SECOND NOTICE – THIS IS THE SECOND AND FINAL REQUEST FOR CONSENT OF THE ADMINISTRATIVE AGENT AND THE LENDERS, WHOSE RESPONSE IS REQUESTED WITHIN TWO (2) BUSINESS DAYS OF RECEIPT OF THIS SECOND NOTICE PURSUANT TO THE TERMS OF THE REVOLVING AND TERM LOAN AGREEMENT, AS AMENDED, AMONG THE UNDERSIGNED BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS.” If any recipient does not respond to that second request within two (2) Business Days following its receipt thereof (which response may be by e-mail), then such recipient shall be deemed to have approved the applicable Pledge Document or amendment.
Upon any Pledge Documents being entered into (and any amendments, restatements, modifications, supplements, terminations or waivers thereof entered into in accordance with Section 28.2 of the Approved Pledge Form), Borrower shall deliver true and correct copies thereof to the Administrative Agent for distribution to the Lenders, and shall certify that the same comply with all of the requirements of this Agreement for a Permitted Pledge. Borrower shall pay all of Administrative Agent’s and the Lenders’ reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred in connection with the Pledge Documents (and any amendments, restatements, modifications, supplements, terminations or waivers thereof entered into in accordance with Section 28.2 of the Approved Pledge Form) within five (5) Business Days of demand, but in no event later than the date that any of the foregoing are entered into.
“Permitted Transfer”: Means (a) the entry into a Permitted Pledge in accordance with the terms and provisions of this Agreement, but not the exercise of remedies thereunder that would violate the Standstill Protections (as defined in the Approved Pledge Form) set forth therein or (b) any sale, conveyance, transfer or assignment (but not a pledge), by one or more separate transactions, of direct and indirect ownership interests in Borrower so long as: (i) such sale, conveyance, transfer or assignment is not prohibited by Borrower’s Organizational Documents; (ii) such sale, conveyance, transfer or assignment will not result in a Change of Control; (iii) such sale, conveyance, transfer or assignment will not result in a breach of Borrower’s Limited Purpose Entity covenant set forth in Section 6.44; and (iv) such sale, conveyance, transfer or assignment will not cause a Default or an Event of Default.
“Portfolio Credit Facility”: Means the loan facility arising under that certain Amended and Restated Loan Agreement dated as of November 3, 2021, among KBSIII 60 South Sixth Street, LLC, a Delaware limited liability company, KBSIII Preston Commons, LLC, a Delaware limited liability company, KBSIII Sterling Plaza, LLC, a Delaware limited liability company, KBSIII Towers at Emeryville, LLC, a Delaware limited liability company, KBSIII Ten Almaden, LLC, a Delaware limited liability company, and KBSIII Legacy Town Center, LLC, a Delaware limited liability company, collectively as the borrower, Bank of America, N.A., together with any successor thereto, as the administrative agent, and the lenders from time to time party thereto, as the same heretofore has been, and hereafter may be, amended, modified, extended or renewed from time to time.
“Required Lenders”: Means Non-Defaulting Lenders (including Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders) holding, in the aggregate, not less than sixty-six and two-thirds of one percent (66 ⅔%) of the Aggregate Commitment or, if no such principal amount is then outstanding, not less than sixty-six and two-thirds of one percent (66 ⅔%) of the Commitment Percentages; provided, notwithstanding the foregoing, if at any time there are two or more Non-Defaulting Lenders (including Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders), at least two such Non-Defaulting Lenders holding an aggregate of not less than 66 ⅔% of the Aggregate Commitment shall be required to constitute the Required Lenders. The Commitments and Pro Rata Shares of the Loan of any Defaulting Lender(s) (other than Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders) will be disregarded in determining Required Lenders at any time.
“Restricted Payments”: Means (i) any distribution, dividend or redemption (whether in cash, Equity Interests, or other Property) with respect to any Equity Interest in the Borrower or direct or indirect owners of Borrower, (ii) any payment (whether in cash, Equity Interests or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or direct or indirect owners of Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower or any direct or indirect owners of Borrower, or (iii) any other payment by Borrower to the holder of any direct or indirect Equity Interest in Borrower or in any Person that Controls Borrower, including, without limitation, the payment of any asset management fees or general or administrative expenses.
“Restricted Payment Event”: Means any of (a) an Event of Default for which Borrower has received written notice from Administrative Agent and which has not been waived by Administrative Agent in writing, (b) a Default or Event of Default for which Borrower has received written notice from Administrative Agent and which has not been waived by Administrative Agent in writing or cured by Borrower, (c) an occurrence with respect to which Administrative Agent has delivered to a Borrower a reservation of rights letter or similar document reserving Administrative Agent’s right to declare an Event of Default with respect to such occurrence, which right has not been waived by Administrative Agent in writing, or (d) Agent determines in its reasonable discretion that a Monthly Shortfall Amount exists.
"Simple Majority Required Lenders": Means Non-Defaulting Lenders (including Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders) holding, in the aggregate, not less than fifty-one percent (51%) of the Aggregate Commitment or, if no such principal amount is then outstanding, not less than fifty-one percent (51%) of the Commitment Percentages; provided, notwithstanding the foregoing, if at any time there are two or more Non-Defaulting Lenders (including Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders), at least two such Non-Defaulting Lenders holding an aggregate of not less than fifty-one percent (51%) of the Aggregate Commitment shall be required to constitute the Simple Majority Required Lenders. The Commitments and Pro Rata Shares of the Loan of any Defaulting Lender(s) (other than Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders) will be disregarded in determining Simple Majority Required Lenders at any time.
“Structuring HoldCo”: Means, KBSIII REIT Acquisition XI, LLC, a Delaware limited liability company.
“Tax Escrow Account”: Means the deposit account held by Administrative Agent into which Borrower will deposit funds pursuant to Section 7.2.
“Transfer”: Means (i) any direct or indirect sale, conveyance, transfer, encumbrance, mortgage, pledge, lease, or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, lease or assign, whether voluntary or involuntary by law or otherwise, whether or not for consideration or of record, of, on, in or affecting (a) all or part of the Project (including any legal or beneficial direct or indirect interest therein), (b) all or any part of the Collateral, or (c) any direct or indirect interest in Borrower or Structuring HoldCo (including any preferred equity interest, profit interest or rights to distributions of cash), at any tier of ownership, (ii) any direct or indirect Change of Control of Borrower or Structuring HoldCo or (iii) any exercise of remedies under a Permitted Pledge that would violate the Standstill Protections (as defined in the Approved Pledge Form) set forth therein.

(b)Defined Term “Borrowing Base Amount”. The Loan Agreement is hereby amended by deleting the definition of “Borrowing Base Amount” and each reference to such term in the Loan Agreement.
(c)Principal. Section 2.1(a) (Principal) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a)    Subject to the terms and conditions hereof, the Lenders severally agree to lend to Borrower (each in accordance with their Pro Rata Shares) and Borrower agrees to borrow from the Lenders, the proceeds of the Loan, from time to time in accordance with the terms hereof until the Maturity Date; provided, however, (i) no Lender will be required to fund more than such Lender's respective Commitment; (ii) the outstanding principal balance of the Loan may not exceed, at any time, the then applicable Aggregate Commitment (taking into account changes in the Aggregate Commitment as provided in this Agreement); and (iii) no Advance shall exceed the then applicable Availability Amount (taking into account changes in the Availability Amount as provided in this Agreement). In no event will the Lenders be obligated hereunder to lend to Borrower more than Borrower has qualified to receive under the terms of this Agreement. Borrower shall also comply with its obligations to pay down the outstanding principal amount of the Loan as provided in Section 6.33. As of the Effective Date, the Aggregate Commitment is $322,000,000 and the Revolving Portion is $0, and the Non-Revolving Portion is initially $322,000,000. Amounts borrowed under the Non-Revolving Portion may not be repaid and reborrowed.”
(d)Principal. Section 2.1(e) (Principal) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(e)    Borrower shall use the proceeds of the New Availability solely for (A) Approved TILC Costs, (B) Approved Capex Costs, (C) Monthly Shortfall Amount at the Project (which Monthly Shortfall Amounts shall be subject to the prior written approval of the Administrative Agent as determined in its discretion), (D) taxes and insurance attributable to the Project or (E) other capital expenditures related to the Collateral for the Project. Advances for other capital expenditures shall be based on an Operating Budget and Business Plan previously submitted to and approved by the Administrative Agent in its discretion (and in no event shall any proceeds of the Loan be used for personal, family or household purposes). Notwithstanding anything to the contrary herein, (i) in no event shall Advances be used for purposes unrelated to the Project or for the payment of any fees or expenses owing to Moelis & Company or fees, expenses and other costs related to the Fourth Modification, (ii) in calculating any Monthly Shortfall Amounts as set forth above, fees, expenses and other costs related to the Fourth Modification shall not be included in any such calculation and REIT-level general and administrative costs and expenses and asset management fees (including but not limited to Permitted REIT Expenses and Permitted Asset Management Fees) shall not be included in any such calculation as an expense and (iii) in no event shall Borrower have the right to request an Advance for the purposes set forth above if there are sufficient funds in excess of $1,000,000 on deposit in the Cash Sweep Collateral Account for payment of same.”
(e)Principal. Section 2.1(f) and (g) (Principal) of the Loan Agreement are hereby amended by deleting each clause in its entirety.

(f)First Extension of Maturity Date. Section 2.8 (First Extension of Maturity Date) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 2.8    First Extension of Maturity Date. As of the Effective Date, the Maturity Date shall be extended to the First Option Maturity Date.”
(g)Second Extension of Maturity Date. Section 2.9 (Second Extension of Maturity Date) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 2.9    Second Extension of Maturity Date. At the option of Borrower, the First Option Maturity Date may be extended for a period of twelve (12) months to November 2, 2027 ("Second Option Maturity Date") if all of the following conditions are satisfied, in the discretion of Administrative Agent, as to such extension:
(a)Borrower has given written notice of its request for an extension to Administrative Agent by no earlier than 120 days and by no later than 45 days prior to the First Option Maturity Date;
(b)On or prior to the First Option Maturity Date, Borrower pays to Administrative Agent the Extension Fee, for the ratable benefit of the Lenders, and all other Fees due and payable to Administrative Agent hereunder and under the other Loan Documents, together with all costs and expenses incurred by or on behalf of Administrative Agent in connection with such extension, including appraisal fees, internal or external appraisal review fees, inspection fees, legal fees, survey costs, costs of environmental studies and reports, and such other professional services, any of which Administrative Agent requires or are deemed necessary by Administrative Agent pursuant to Administrative Agent's or any Lender's internal policies or pursuant to applicable Laws, rules or regulations; the payment by Borrower of these costs and expenses will not be credited, in any way or to any extent, against any portion of the outstanding balance of the Loan;
(c)As of the date of request and on the First Option Maturity Date there exists no Default or Event of Default;
(d)As of the First Option Maturity Date, the outstanding principal balance of the Loan shall not exceed the then current Aggregate Commitment (based on evidence satisfactory to Administrative Agent, including updated Appraisals of the Projects commissioned by Administrative Agent and approved by Administrative Agent and Lenders); provided, however, if the outstanding principal balance of the Loan exceeds the then current Aggregate Commitment, Borrower shall pay down the outstanding principal balance of the Loan on or prior to the First Option Maturity Date to an amount equal to or less than the Aggregate Commitment;
(e)Administrative Agent has obtained, at Borrower’s sole cost and expense, an Appraisal, which Appraisal must evidence compliance with the Loan to Value Requirement; provided that, in the event the Loan to Value Requirement is not satisfied, Borrower will have the option to (i) pay down the principal balance of the Loan in accordance with Section 2.4 hereof, and/or (ii) to agree to cancel the unfunded portion, if any, of the Aggregate Commitment, in such an amount as is necessary to satisfy the Loan to Value Requirement, in which event each Lender’s Commitment will automatically be reduced by such Lender’s Pro Rata Share of the total reduction in the Aggregate Commitment;

(f)The Debt Service Coverage Ratio, calculated as of the most recent DSCR Testing Date is greater than or equal to 1.25:1.00; provided that, in the event that such Debt Service Coverage Ratio requirement is not satisfied, Borrower will have the option to (i) pay down the principal balance of the Loan in accordance with Section 2.4 hereof, and/or (ii) to agree to cancel the unfunded portion, if any, of the Aggregate Commitment, in such an amount as is necessary to satisfy such Debt Service Coverage Ratio requirement, as such amount is reasonably determined by Administrative Agent, in which event each Lender’s Commitment will automatically be reduced by such Lender’s Pro Rata Share of the total reduction in the Aggregate Commitment;
(g)Borrower shall be in compliance with the financial covenants contained in the Loan Documents; Guarantor shall be in compliance with all of the financial covenants set forth in the Guaranty, and Administrative Agent shall have received a certificate from Guarantor certifying such compliance and such other information reasonably required by Administrative Agent to confirm that Guarantor is in compliance with such financial covenants to the extent such information is required pursuant to Section 6.15 below;
(h)Borrower causes to be delivered to Administrative Agent, for the benefit of itself and the Lenders, at Borrower’s expense, an endorsement to or reissuance of the Title Policy bringing current the effective date of such coverage and stating that the coverage afforded by the Title Policy is not affected because of such extension, subject only to the Permitted Encumbrances; and
(i)Administrative Agent and the Lenders shall have completed all applicable flood hazard reviews necessary in connection with the extension of the maturity of the Loan to the Second Option Maturity Date.
In the event that, for any reason, Borrower fails to satisfy all of the foregoing conditions, the Loan will mature and be due and payable in full on the First Option Maturity Date.
For the purposes of clause (f) above, the Debt Service Coverage Ratio shall be calculated based on the outstanding principal balance of the Loan plus the undrawn New Availability, unless the New Availability has been cancelled upon the First Option Maturity Date.
(h)No Obligation to Close or Advance. Section 3.1 (No Obligation to Close or Advance) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 3.1    No Obligation to Close or Advance. No Lender is required to make any Advance until all of the requirements and conditions set forth in this Article III have been completed and fulfilled, at Borrower’s sole cost and expense. At any time from and after the Closing Date through and including the day immediately prior to the Maturity Date (the “Availability Period”), provided that all of the terms and conditions set forth in this Article III have been satisfied or waived in writing by Administrative Agent, Borrower shall have the right to request and receive, from time to time, an additional Advance of the Loan in connection with the New Availability, that (a) does not exceed the then existing Availability Amount and (b) when added to the existing outstanding principal balance of the Loan, does not exceed the then existing Aggregate Commitment.”
(i)Conditions Precedent to All Advances. Section 3.1 (No Obligation to Close or Advance) and Section 3.4(c) and (d) (Conditions Precedent to All Advances) of the Loan Agreement are hereby amended and restated in their entirety as follows:

“(c)    (i) Such requested Advance shall constitute the only Advance for any calendar month, and more than one (1) Advance during any calendar month shall not be permitted, (ii) there are insufficient funds in the Cash Sweep Collateral Account otherwise to fund the requested Advance; provided, that if there is less than $1,000,000 in the Cash Sweep Collateral Account, then Borrower will have the option to draw upon the Availability Amount to fund the Advance, and (iii) all other applicable conditions set forth in Section 7.5(c) have been satisfied with respect to such requested Advance.
(d)    Both before and after giving effect to the requested Advance, the Debt Service Coverage Ratio shall be not less than the Minimum Required Debt Service Coverage Ratio.”
(j)Disbursement from the Tenant Improvement Allocation; Revolving Availability of Tenant Improvement Allocation. Sections 3.5 and 3.6 (Additional Conditions to Each Disbursement from the Tenant Improvement Allocation; Revolving Availability of Tenant Improvement Allocation) are hereby amended and restated in their entirety as follows:
“Section 3.5    [Reserved].
Section 3.6    [Reserved].”
(k)General. Section 4.1(e) (General) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(e)    In no event shall Administrative Agent and the Lenders have any obligation to make any Advance on or after the Effective Date if the requested Advance would exceed the then existing Availability Amount.”
(l)Aggregate Commitment; Availability Amount. Section 4.5 (Availability Amount) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 4.5    Aggregate Commitment; Availability Amount. Subject to the provisions of Section 6.33, Borrower will at all times cause the outstanding principal balance of the Loan not to exceed the Aggregate Commitment, and the Lenders will have no obligation to make any Advance of Loan proceeds if (a) the requested Advance exceeds the then existing Availability Amount or (b) after giving effect to the requested Advance the outstanding principal amount of the Loan would exceed the Aggregate Commitment .”
(m)Transfers. The Loan Agreement is hereby amended by deleting Section 6.9(a) in its entirety and replacing Section 6.9(a) with the following language:
“(a)    Borrower may not voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit: (i) any Transfer; or (ii) any mortgage, pledge, encumbrance or Liens to be outstanding against the Land, the Improvements or the Equipment or any portion thereof, or any security interest to exist therein, except, with respect to clauses (i) and (ii), (A) as created by the Security Instrument and the other Loan Documents which secure the Notes, (B) Permitted Encumbrances, (C) Leases approved or deemed approved by Administrative Agent and, if applicable, the Required Lenders (to the extent such approval is required) and Leases not requiring Administrative Agent's or, if applicable, the Required Lenders’ approval, (D) a Permitted Pledge and (E) any Permitted Transfer. Consent by

Administrative Agent and the Lenders to one Transfer will not be deemed to be a waiver of the right to require consent to future or successive Transfers.”
(n)REIT Conversion. The Loan Agreement is hereby amended by deleting each of the following in their entirety: (i) the definition for “REIT Conversion” in Section 6.9 of the Loan Agreement, (ii) each reference to “(or the surviving entity of any REIT Conversion)” in Section 6.9 of the Loan Agreement, and (c) the provisions in Section 6.9(b).
(o)Reporting Requirements. Section 6.15 (Reporting Requirements) of the Loan Agreement shall be amended by deleting “Quarterly calculation of the Availability Amount and Borrowing Base Amount, and,” from clause (a)(2) and adding a new clause (c) and clause (d) as follows:
“(c)    In addition to the reporting required under clauses (a) and (b) above, within thirty (30) days after each calendar month, Borrower shall provide Administrative Agent with (i) monthly operating statements and liquidity reporting and (ii) financial statements regarding the Project and copies of any newly executed leases thereto from the prior calendar month, each in form and substance reasonably satisfactory to Administrative Agent.
(d)    Promptly upon sending or receipt thereof, Borrower shall provide Administrative Agent with any notices sent or received under the Pledge Documents (and Administrative Agent agrees to promptly send to Lenders copies of all such notices that it receives from Borrower as well as any other notices that Administrative Agent receives from the Pledgee under the Pledge Documents). In addition, in connection with the Pledge Documents, Borrower and each Lender agrees that the Administrative Agent may from time to time to provide information concerning the status of the Loan, the Obligations or the Project to BofA, in its capacity as administrative agent under the Portfolio Credit Facility and that BofA may from time to time to provide information concerning the status of the obligations under the Portfolio Credit Facility or the properties secured thereby to the Administrative Agent and the Lenders.”
(p)Distributions. Section 6.25 (Restricted Payments) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.25    Restricted Payments.
(a)    Borrower will not, and will not permit Guarantor, or any direct or indirect member or owner of Borrower or Guarantor, to make any Restricted Payments, without the prior written consent of the Required Lenders, except (i) provided no Restricted Payment Event exists, payment of Permitted REIT Expenses, (ii) provided no Restricted Payment Event exists, payment of Permitted Asset Management Fees (with any remaining asset management fees being deferred until the Obligations are paid in full), (iii) provided no Event of Default exists, Guarantor or another entity at the upper-tier REIT level (but not Borrower or its Subsidiaries) may make Restricted Payments as necessary for REIT to maintain its status as a real estate investment trust for federal income tax purposes and to avoid any liability for federal (and, if applicable state) income or excise taxes, and (iv) if an Event of Default exists, with the prior written consent of the Required Lenders, Guarantor or another entity at the upper-tier REIT level (but not Borrower or its Subsidiaries) may make Restricted Payments as necessary for REIT to maintain its status as a real estate investment trust for federal income tax purposes and to avoid any liability for federal (and, if applicable state) income or excise taxes.
(b)    Without the prior written consent of the Required Lenders, Borrower will not, and will not permit any other Subsidiary or Guarantor, or any direct or indirect member or owner of any Subsidiary, Borrower or Guarantor to, make any Restricted Payments during the existence of any Restricted Payment Event.
(c)    Borrower may not at any time make a distribution of assets that would cause the Loan to constitute an HVCRE loan.
(q)Related Party Transactions. Section 6.28 (Related Party Transactions) of the Loan Agreement is amended by appending, as a new sentence thereto, the following: “Notwithstanding the foregoing, Borrower and Structuring HoldCo may enter into an acknowledgment, consent or similar document or instrument related to any pledge of the Equity Interests in Borrower or Structuring HoldCo that is a Permitted Pledge ; provided that, unless such acknowledgment or confirmation is in the form attached as an exhibit to the Approved Form (with no changes thereto other than filling in any blanks in such forms with dollar amounts, dates, names, addresses or other notice information, or any other ministerial information), the consent of Administrative Agent and the Lenders has been obtained in accordance with the terms provided for in the definition of “Permitted Pledge” or in Section 28.2 of the Approved Pledge Form to the extent required as set forth therein.”
(r)Lease Approval Rights. Section 6.29 (Lease Approval Rights) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.29    Lease Approval Rights. Except as specified below, Borrower shall not enter into, amend or modify any lease covering any portion of the Project without Administrative Agent's prior written consent, in Administrative Agent's reasonable discretion, and shall furnish to Administrative Agent, upon execution, a fully executed copy of each such lease entered into by Borrower, together with all exhibits and attachments thereto and all amendments and modifications thereof. For leases that require Administrative Agent approval as set forth below, Borrower shall provide Administrative Agent with a copy of the Letter of Intent ("LOI") for each proposed lease and, to the extent available, with financial information on the proposed tenant to aid Administrative Agent in determining whether it will consent thereto. Administrative Agent may declare any future leases with key tenants at the Project to be prior or subordinate to the Security Instrument encumbering the Project, at Administrative Agent's sole option, and Borrower shall use commercially reasonable efforts to obtain SNDAs to achieve such subordination. Subject to the terms hereof, a proposed LOI shall be deemed approved by Administrative Agent unless Administrative Agent disapproves such LOI in writing within seven (7) Business Days (and within ten (10) Business Days if the LOI requires approval of Required Lenders) after such LOI is submitted to Administrative Agent or the Required Lenders, as the case may be, for approval. Upon approval (or deemed approval) of the LOI, subject to the terms hereof, no further approval will be required by Administrative Agent or the Required Lenders, as the case may be, and Administrative Agent or the Required Lenders, as the case may be, will have granted its consent to the lease that results from the LOI so long as such lease is on a lease form reasonably approved by Administrative Agent or the Required Lenders, as the case may be, (with no material changes which have not been approved by Administrative Agent in writing, provided that such lease form may be modified to address customary lease modifications in the marketplace), and the business terms in the lease are not materially different from the terms outlined in the approved (or deemed approved) LOI and such lease otherwise qualifies as an Approved Lease.
Notwithstanding the first paragraph of this Section 6.29, Borrower shall provide to Administrative Agent copies of all Leases, which Leases shall be subject to the Required Leasing Guidelines set forth in Exhibit N attached hereto and by this reference incorporated herein. Administrative Agent’s written approval for any Lease shall be required prior to entering into any new or modification of Leases if (i) a Default or an Event of Default has occurred and is continuing, (ii) such Lease is for > 25,000 square feet or does not conform with the requirements of the proposed amendment and Required Leasing Guidelines (rent, abatement, tenant improvements, term, etc.), or (iii) such Lease is for < 25,000 square feet and does not satisfy the Required Leasing Guidelines as reasonably determined by Administrative Agent and set forth on Exhibit N attached hereto and by this reference incorporated herein. Notwithstanding the foregoing, Borrower may enter into, amend or modify any Lease covering any portion of the Property without Administrative Agent’s written approval for any Lease that is less than 25,000 square feet and satisfies the Required Leasing Guidelines. For the avoidance of confusion, Required Lender approval shall be required (i) with respect to any new or modified Leases if the Loan is in Default and the proposed Lease is greater than a single floor in terms of square footage and (ii) with respect to any changes to the Required Leasing Guidelines.
Borrower shall use commercially reasonable efforts to obtain SNDAs and estoppel statements, in form and substance reasonably satisfactory to Administrative Agent, as to those leases and tenants requested by Administrative Agent, within thirty (30) days of Administrative Agent's request.”
(s)Single Purpose Entity Provisions. Section 6.30 (Single Purpose Entity Provisions) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.30    [Reserved].”
(t)Swap. Section 6.31(a) (Swap) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a)    On and after the Effective Date, notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not enter (and shall not permit or cause Guarantor to enter) into any Swaps. Guarantor’s performance of obligations and exercise of rights with respect to the Swaps previously entered into by Guarantor prior to the Effective Date shall not be deemed to violate this Section 6.31(a).”
(u)Mandatory Principal Payments. Section 6.32 (Mandatory Principal Payments) of the Loan Agreement is hereby deleted.
(v)Minimum Required Debt Service Coverage Ratio. Section 6.33 (Minimum Required Debt Service Coverage Ratio) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.33    Minimum Required Debt Service Coverage Ratio. Subject to the following provisions of this Section 6.33, (i) commencing on the December 31, 2024 calendar quarter reporting period through the September 30, 2026 calendar quarter reporting period, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.15 to 1.0 and (ii) commencing on the December 31, 2026 calendar quarter reporting period and thereafter, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0 (each required Debt Service Coverage Ratio set forth in clause (i) and clause (ii), as applicable, is referred to herein as the “Minimum Required Debt Service Coverage Ratio”) tested as of the end of each calendar quarter and monthly upon the occurrence and during the continuance of any Event of Default (each a “DSCR Testing Date”) (in the manner provided for in the definition of Debt Service Coverage Ratio) during the term of the Loan.
(a)    Notwithstanding the foregoing or anything else contained herein which may be construed to the contrary, in the event that the Debt Service Coverage Ratio ever falls below the Minimum Required Debt Service Coverage Ratio, Borrower shall, within thirty (30) days of written demand by Administrative Agent (which demand Administrative Agent shall deliver to Borrower upon Administrative Agent becoming aware that the Minimum Required Debt Service Coverage Ratio is not satisfied or if any Lender requests Administrative Agent to deliver such demand following any Lender becoming aware that the Minimum Required Debt Service Coverage Ratio is not satisfied), pay down the outstanding principal amount of the Loan by an amount (as reasonably determined by Administrative Agent, but without paying any prepayment or exit fees other than Swap fees or Swap breakage amounts) sufficient to cause the Debt Service Coverage Ratio to be equal to or greater than the Minimum Required Debt Service Coverage Ratio. Borrower’s failure to comply with this Section 6.33(a) shall constitute an immediate Event of Default.
(w)Lease Termination Account. Section 6.40 (Lease Termination Account) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.40    Lease Termination Funds. Borrower shall deposit with Administrative Agent within two (2) Business Days following the date of Borrower’s receipt thereof any and all termination fees or other similar funds paid by a tenant in connection with such tenant’s election to exercise an early termination option contained in its respective Lease or otherwise (the “Termination Fee Deposit”). At Administrative Agent’s request, Borrower shall promptly confirm (and in any event, within ten (10) Business Days) whether any such terminations have occurred. Each Termination Fee Deposit shall be deposited into the Cash Sweep Collateral Account and thereafter constitute funds in the Cash Sweep Collateral Account and subject to all of the terms and conditions set forth in this Agreement and the other Loan Documents with respect thereto, including but not limited to those set forth in Section 7.5(c) for a Cash Sweep Disbursement from the Cash Sweep Collateral Account.”
(x)Milestones. The following is hereby added to the Loan Agreement as a new Section 6.42:
“Section 6.42    Milestones.
(a)    On or prior to August 31, 2027, Borrower shall deliver to Administrative Agent a term sheet for a refinancing or a sale of Borrower, the Project or its other assets, which term sheet shall provide for net proceeds sufficient to pay the Loan and all other Obligations in full by the Second Option Maturity Date.
(b)    If Borrower has delivered a term sheet for a sale of Borrower, the Project or its other assets in accordance with paragraph (a) above, then on or prior to September 30, 2027, Borrower shall deliver to Administrative Agent an executed purchase and sale agreement for such sale, which purchase and sale agreement shall provide for a closing of such transaction by no later than the Second Option Maturity Date and for net proceeds sufficient to pay the Loan and all other Obligations in full on or prior to the Second Option Maturity Date.”
(y)FTI and Moelis Access. The following is hereby added to the Loan Agreement as a new Section 6.43:
“Section 6.43    FTI and Moelis Access. Subject to reasonable scheduling modifications, and only to the extent Borrower or any parent entity of Borrower or Guarantor or other Affiliate of either of them maintains the engagement of Borrower’s financial advisor, FTI Consulting, Inc. (“FTI”), and/or Borrower’s investment banker, Moelis & Company (“Moelis”) (or any entity that replaces either FTI or Moelis, as applicable), on a weekly basis ((but not more frequently than four (4) times per calendar month) from and after the Effective Date through the Maturity Date, Borrower shall cause FTI and/or Moelis (or any such replacement thereof), as applicable, to hold a meeting (telephonically with reasonable notice prior thereto at times during normal business hours as may be reasonably agreed between FTI and/or Moelis (or any such replacement thereof) and Administrative Agent) with Administrative Agent, Ankura Consulting and FTI and/or Moelis (or any such replacement thereof), as applicable, regarding Borrower’s and the Project’s financial results, operations and other business developments, developments with respect to Borrower’s and Guarantor’s restructuring process and the milestones set forth in Section 6.42.” Administrative Agent shall provide the Lenders with quarterly updates as to the matters discussed in such meetings. In addition, Administrative Agent shall promptly notify the Lenders of any material updates related to the Borrower, Guarantor or Project discussed in such meetings, including any bankruptcy related proposals or actions discussed in such meetings.
(z)Limited Purpose Entities. The following is hereby added to the Loan Agreement as a new Section 6.44:
“Section 6.44    Limited Purpose Entities. Borrower and Structuring HoldCo shall, and Borrower shall cause Structuring HoldCo to, maintain its status as a Limited Purpose Entity.”
(aa)Passive Holding Company. The following is hereby added to the Loan Agreement as a new Section 6.45:
“Section 6.45    Passive Holding Company. Borrower shall not cause, permit or suffer the Structuring HoldCo to conduct, transact or otherwise engage in any active trade or business or operations or incur any indebtedness or other liability other than, directly or indirectly, through Borrower, nor own any assets other than direct or indirect Equity Interests in Borrower.

(bb)Required Accounts. Article VII (Covenants Regarding Required Accounts; Security Agreement) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“During the term of the Loan, Borrower will maintain the following accounts (“Required Accounts”) :
Section 7.1    [Reserved].
Section 7.2    Tax Escrow Account. Upon the occurrence of an Event of Default and any time thereafter, even if such Event of Default has been cured, Administrative Agent may (and, if so requested to do by the Required Lenders, shall) require Borrower to deposit with Administrative Agent in the Tax Escrow Account an amount each month equal to 1/12th of the aggregate amount which Administrative Agent estimates will be required to pay the annual amount required to pay Taxes. The purpose of this provision is to provide sufficient funds on hand for Administrative Agent to pay the Taxes. If the funds so deposited are insufficient to pay the Taxes when the same will become due and payable, Borrower will provide such additional funds as may be necessary to pay the Taxes in full. If Borrower is not required to make payments into the Tax Escrow Account, Borrower must provide evidence to Administrative Agent that the Taxes have been paid within 10 days after making such payment.
Section 7.3    Insurance Escrow Account. Upon the occurrence of an Event of Default and at any time thereafter, even if such Event of Default has been cured, Administrative Agent may (and, if so requested to do by the Required Lenders, shall) require Borrower to deposit with Administrative Agent in the Insurance Escrow Account, an amount each month equal to 1/12th of the amount which Administrative Agent estimates will be required to make the aggregate annual payments of the premiums for the policies of insurance required by this Agreement (“Insurance Premium”). The purpose of this provision is to provide sufficient funds on hand for Administrative Agent to pay all the Insurance Premiums 30 days before the date on which they become past due. Borrower must provide any additional funds as are necessary to make up any deficiencies in amounts necessary to pay the Insurance Premiums when due. If Borrower is not required to make payments into the Insurance Escrow Account, Borrower will provide evidence to Administrative Agent that the Insurance Premiums have been paid before coverage can be canceled for nonpayment.
Section 7.4    Operating Account. Borrower agrees to open and maintain an Operating Account for the Project at Administrative Agent. Borrower must at all times deposit, or cause to be deposited, all gross revenues and other income from the Project into the Operating Account in accordance with the Operating Budget and Business Plan. Withdrawals by Borrower from such Operating Account may be made if no Event of Default exists for the payment of Operating Expenses and for costs and expenses of the Project in accordance with the Operating Budget and Business Plan. Borrower shall not maintain any other operating or deposit account, other than accounts that (following any post-closing period) are pledged to the Administrative Agent for the benefit of the Lenders in accordance with this Agreement. Borrower shall not make any withdrawals from the Operating Account upon the occurrence and during the continuance of an Event of Default, provided, however, that, with the prior consent of the Administrative Agent, Borrower may request withdrawals from the Operating Account for the payment of Operating Expenses;

provided, further, however, that the prior consent of the Simple Majority Required Lenders (which such consent may be communicated by such Simple Majority Required Lenders via email to the Administrative Agent) shall also be required if, upon the occurrence and during the continuance of an Event of Default, such requested withdrawals from the Operating Account for Operating Expenses (exclusive of any real estate taxes) exceed the Operating Budget and Business Plan by a cumulative annual variance of at least $2,000,000 or more in the aggregate.
Section 7.5    Cash Sweep.
(a)A cash flow sweep will be implemented beginning on December 1, 2024, and on or before the twentieth (20th) day of each calendar month thereafter during the term of the Loan (or, if any such day is not a Business Day, the next Business Day thereafter), Borrower shall deliver to Administrative Agent (i) 100% of Excess Cash Flow for the Project from the prior calendar month by depositing such funds directly into a cash collateral account maintained with Administrative Agent in the name of Borrower (the “Cash Sweep Collateral Account”), and (ii) a detailed calculation of such Excess Cash Flow to be deposited in the Cash Sweep Collateral Account, in a form satisfactory to Administrative Agent, together with an income statement, operating statement, rent roll, and such other supporting statements, information and documentation that Administrative Agent may request to verify Borrower’s calculation of Excess Cash Flow. Absent an Event of Default, subject to the satisfaction of the requirements in Section 7.5(c) hereof, any cash swept shall be available for (A) Approved TILC Costs, (B) Approved Capex Costs, (C) the Monthly Shortfall Amount, and (D) without limiting the foregoing clause (C), taxes and insurance attributable to the Project. In no event shall any cash swept be available to be used for the payment of any fees or expenses owing to Moelis & Company or, except as otherwise set forth in Section 7.5(c), for any asset management fees or REIT-level general and administrative costs and expenses. At Borrower’s option, and subject to Administrative Agent’s reasonable approval and the satisfaction of all applicable advance conditions set forth in this Agreement (including, without limitation, the condition that no Event of Default is then continuing), based on receipt of evidence delivered by Borrower of a demonstrated operating shortfall, such escrow accounts referenced in Sections 7.2 and 7.3 may be funded with a portion of the proceeds of the New Availability such that when combined with future projected monthly reserve deposits there will be sufficient funds within the reserve account(s) to pay for real estate taxes and allocated insurance expense when such payments are due.
(b)Borrower has established the Cash Sweep Collateral Account with Administrative Agent for the deposit of the monthly payments of Excess Cash Flow. Borrower shall maintain the Cash Sweep Collateral Account at all times. All interest (if any) earned on sums on deposit in the Cash Sweep Collateral Account shall be credited to such account. Borrower agrees that Borrower shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and it shall be the owner of all funds on deposit in the Cash Sweep Collateral Account for federal and applicable state and local tax purposes. Borrower hereby assigns, pledges, and grants to Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in and lien on the Cash Sweep Collateral Account and all amounts from time to time held in or credited to the Cash Sweep Collateral Account, and any proceeds thereof, as security for the Obligations.

Subject to the terms and conditions of this Section 7.5 and the other provisions of the Loan Documents, the Cash Sweep Collateral Account shall be subject to the sole dominion, control and discretion of Administrative Agent, but Administrative Agent shall have no fiduciary duty with respect to such account or any funds on deposit therein. All funds in the Cash Sweep Collateral Account shall be used in compliance with the terms, covenants, conditions and provisions of this Agreement. Under no circumstance may funds be withdrawn from the Cash Sweep Collateral Account without the prior written consent of Administrative Agent and if funds are withdrawn from the Cash Sweep Collateral Account in a larger amount than is approved by Administrative Agent, Borrower shall promptly return the excess to the Cash Sweep Collateral Account upon written request by Administrative Agent.
(c)Subject to satisfaction of the following requirements, only once during any calendar month, Borrower will be permitted to request to withdraw funds from the Cash Sweep Collateral Account (and Administrative Agent shall release such funds within five (5) Business Days of Borrower’s request thereof) (each a “Cash Sweep Disbursement”) to pay or, provided such costs were not paid out of actual gross revenues of Borrower attributable to the Project, reimburse the applicable payor for (A) Approved TILC Costs, (B) Approved Capex Costs, (C) the Monthly Shortfall Amount, (D) without limiting the foregoing clause (C), taxes and insurance attributable to the Project and (E) provided that after giving effect to such Cash Sweep Disbursement, there will be no outstanding Approved TILC Costs, Approved Capex Costs or Monthly Shortfall Amount or other operating expenses, (x) repayments of the Loan including pursuant to Section 2.4 or 6.33 and (y) previously unpaid Permitted Asset Management Fees and Permitted REIT Expenses for no more than a total of two (2) calendar months over the term and extended term from the Cash Sweep Collateral Account:
(i)all representations and warranties in the Loan Documents remain true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects, and excepting any changes in circumstances which would not constitute a Default or an Event of Default);
(ii)no (A) Default relating to a monetary or bankruptcy Event of Default, (B) Default as to which Administrative Agent has given written notice to Borrower, (C) Event of Default, or (D) DSCR Trigger Period exists under the Loan Documents;
(iii)Administrative Agent shall have approved a written Draw Request delivered by Borrower to Administrative Agent for the requested Cash Sweep Disbursement, which Draw Request shall specify the amount and purposes of such Cash Sweep Disbursement requested (which may include one or more of taxes and insurance attributable to the Project, Approved TILC Costs, Approved Capex Costs, the Monthly Shortfall Amount and Loan repayments), and such Draw Requests not to be delivered more than one time per month;
(iv)each Draw Request for a Monthly Shortfall Amount shall include a calculation of the Monthly Shortfall Amount in detail reasonably acceptable to

Administrative Agent and all amounts so drawn shall be used to reduce the amount by which Excess Cash Flow is negative;
(v)each Draw Request shall include Borrower’s confirmation that (A) all representations and warranties in the Loan Documents remain true and correct in all material respects (except for these representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects, and excepting any changes in circumstances which would not constitute an Event of Default), (B) to Borrower’s actual knowledge, no Default or Event of Default exists under the Loan Documents, (C) to Borrower’s actual knowledge, all conditions to the applicable Cash Sweep Disbursement from the Cash Sweep Collateral Account, are satisfied, and (D) each Cash Sweep Disbursement will be applied for payment of, or (provided such costs were not paid out of actual gross revenues of Borrower attributable to the Project) reimbursement for payment of, taxes and insurance attributable to the Project, the Approved TILC Costs, Approved Capex Costs, Monthly Shortfall Amount and/or Loan repayment amount for which such Cash Sweep Disbursement has been requested;
(vi)each Draw Request for Approved TILC Costs that are Leasing Commissions shall be accompanied by evidence reasonably satisfactory to Administrative Agent that such Leasing Commissions are then due and payable or have been properly paid, including, if required by Administrative Agent, receipts, lien waivers and/or releases from the party or parties entitled to all or any portion of such Leasing Commissions;
(vii)each Draw Request for Approved TILC Costs that are Tenant Improvements or Capital Improvements shall, if required by Administrative Agent and to the extent applicable, be set forth on AIA Forms G702 and G703 or another form reasonably approved by Administrative Agent, and shall be accompanied by (A) invoices, receipts or other evidence reasonably satisfactory to Administrative Agent verifying the costs for which funds are being requested, and (B) if required by Administrative Agent, affidavits, lien waivers and/or releases from all parties who furnished materials and/or services in connection with the requested payment, provided that a Cash Sweep Disbursement for Approved TILC Costs under a specified Lease or for Capital Improvements may, at Borrower’s election, be made periodically as construction progresses;
(viii)with respect to each Draw Request for Approved TILC Costs that are Tenant Improvements or Capital Improvements (or for each periodic payment thereof), Administrative Agent may require an inspection of the applicable Project in order to verify completion of Tenant Improvements or Capital Improvements as a condition to any such Cash Sweep Disbursement (or periodic payment thereof); and
(ix)Administrative Agent shall not be obligated to allow the final Cash Sweep Disbursement for Tenant Improvements under a given Lease or the final Cash Sweep Disbursement for any Capital Improvements unless the following conditions shall have been satisfied, to the extent required by Administrative Agent:
A.Administrative Agent shall have received such evidence as Administrative Agent may reasonably require that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with plans and specifications reasonably satisfactory to Administrative Agent;
B.to the extent required by applicable Governmental Authorities for the use and occupancy of the applicable improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect thereto and copies thereof shall have been furnished to Administrative Agent to the extent requested by Administrative Agent; and
C.a valid notice of completion shall have been recorded if required under the laws of the applicable jurisdiction.
(d)All conditions precedent to the Cash Sweep Disbursements are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that Administrative Agent will not permit Cash Sweep Disbursements in the absence of strict compliance with such conditions precedent. No Cash Sweep Disbursement shall constitute a waiver of any condition precedent to any further Cash Sweep Disbursement. No waiver by Administrative Agent or Lenders of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to any other Cash Sweep Disbursement.
(e)The unavailability of funds on deposit in the Cash Sweep Collateral Account shall not relieve Borrower from their obligations to pay any amounts for which Borrower are otherwise obligated under the Loan Documents or Leases.
(f)Upon the completion of any Tenant Improvements, if requested by Administrative Agent, the applicable Borrower shall request and use commercially reasonable efforts to obtain a tenant estoppel certificate from the applicable tenant confirming acceptance of the work.
(g)Upon the occurrence and during the continuance of an Event of Default, or upon the occurrence of the Maturity Date, Administrative Agent shall have the right but not the obligation, in its sole discretion, to withdraw and apply any funds held in the Cash Sweep Collateral Account, the Operating Account and/or any other Required Account to any of the then-due and payable Obligations (whether as a result of acceleration or otherwise) in accordance with Section 8.3.
(h)Upon the full and final satisfaction of the Obligations, Lender shall release all funds then remaining on deposit in the Cash Sweep Collateral Account and promptly remit the same to Borrower or such other party or parties legally entitled thereto.

Section 7.6    Security Agreement for Required Accounts. Within twenty-one days after the Effective Date, Borrower will open and maintain at Administrative Agent the Required Accounts under the terms and conditions set forth above together with any successor accounts and all subaccounts of any of the foregoing as well as such other accounts as Administrative Agent may reasonably request and which are commercially customary for similar projects. Borrower hereby grants to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a first lien security interest in each of the Required Accounts and such other accounts described in the preceding sentence, whether now existing or hereafter established, and all funds from time to time on deposit therein. Borrower will maintain each Required Account free and clear of any claim, lien or other encumbrance other than the security interest granted to Administrative Agent hereunder. Upon the occurrence of an Event of Default, Borrower grants to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a full right of setoff with respect to all or any portion of the funds on deposit in the Required Accounts and any and all interest accrued thereon, if any, which right may be exercised at any time following the occurrence of an Event of Default. Administrative Agent may, to the maximum extent permissible by law, apply any or all of the funds in the Required Accounts, including accrued interest on such funds, if any, toward the unpaid balance of the Loan and/or to any other amounts which may be due and owing under the Loan Documents in accordance with Section 8.3. The parties acknowledge and agree that each of the Required Accounts is a “deposit account” within the meaning of Section 9104 of the UCC. The parties further acknowledge and agree that Illinois constitutes the "Administrative Agent's jurisdiction" with respect to the perfection, the effect of perfection or non-perfection, and the priority of a security interest in a deposit account maintained at a bank under Section 9304(b)(1) of the UCC. Administrative Agent will at all times have "control" of the Required Accounts and all assets now or hereafter credited thereto within the meaning of Section 9106 of the UCC or Section 9104(a) of the UCC for purposes of maintaining its first and prior perfected security interest therein.”
(cc)Events of Default. Clauses (f) and (g) of Section 8.1 (Events of Default) of the Loan Agreement are hereby amended and restated in its entirety as follows:
“(f)    Borrower, Structuring HoldCo or any Guarantor commits an act of bankruptcy; or applies for, consents to in writing or permits the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or generally fails to, or admits in writing its inability to, pay its debts as they mature; or makes a general assignment for the benefit of creditors or is adjudicated bankrupt or insolvent; or takes other similar action for the benefit or protection of its creditors; or gives notice to any governmental body of insolvency of pending insolvency or suspension of operations; or files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or is dissolved, liquidated, terminated or merged; or effects a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian is appointed for it or for any of its property or assets and is not discharged within 90 days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within 90 days after the date of its filing;

(g)Borrower, Structuring HoldCo or any Guarantor dissolves, terminates or winds-up or consolidates or merges with any other Person;”
(dd)Events of Default. Clause (i) of Section 8.1 (Events of Default) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(i)    a Transfer, encumbrance, lien, change of ownership or other action or occurrence prohibited by this Agreement or any Security Instrument shall occur (and all notice and cure periods, if any, have elapsed) or Borrower fails to remove any lien in accordance with the terms of this Agreement or any Security Instrument (after all notice and cure periods, if any, have elapsed);”
(ee)Events of Default. The following are hereby added to the Loan Agreement as a new Section 8.1(n), 8.1(o), 8.1(p) and 8.1(q) (Events of Default):
“(n)    A written demand for payment following default is delivered to Guarantor and not paid when due and payable under (a) any loan or other borrowing facility other than the facility evidenced by the Loan Documents under which Guarantor is a guarantor or a borrower or (b) any other Indebtedness of Guarantor where the demand made is greater than $5,000,000 so long as the Required Lenders elect to call an Event of Default with respect thereto.
(o)    Guarantor fails to duly pay and discharge all liabilities to which it is subject or which are due and payable, prior to the date when any fine, late charge or other penalty for late payment may be imposed, if such liabilities would reasonably be expected to result in a Material Adverse Change on Guarantor so long as the Simple Majority Required Lenders elect to call an Event of Default with respect thereto.
(p)    Either Borrower or Guarantor fails, prior to the earlier to occur of (x) 30 days after the date Borrower or Guarantor, as the case may be, has knowledge of an applicable judgment or order or (y) the date payment is required pursuant to the applicable judgment or order, to pay, obtain a stay with respect to, or otherwise discharge, in each case, one or more judgments or orders for the payment of money of more than $5,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith, or any action is legally taken by a judgment creditor to attach or levy upon any Property of Borrower or Guarantor, as the case may be, to enforce any such judgment.
(q)    If any Pledge Documents are entered into that do not satisfy the requirements of a Permitted Pledge or if any Pledge Documents that have been entered into in accordance with clauses (i), (ii) and (iii) of the “Permitted Pledge” definition are amended, restated, modified, supplemented, terminated or waived without the consent of the Administrative Agent and each Lender to the extent required under the terms set forth in the definition of “Permitted Pledge”.”
(ff)Lenders Consent Rights. Clause (vi) of Section 10.12(f) of the Loan Agreement are hereby amended and restated in its entirety as follows:
“(vi)    consent to any (w) Transfer, Change of Control or other disposition of the Project or any direct or indirect interest in Borrower, except as expressly permitted in accordance with Section 6.9 hereof (or waive any conditions to any such permitted Transfer), (x) Permitted Pledge or Pledge Documents (to the extent that the consent of the Lenders is required therefor as provided in the definition of “Permitted Pledge”), (y) amendment or modification to (1) Section 6.9 hereof, (2) the definitions of “Change of Control”, “Permitted Pledge”, “Permitted Transfer” or “Transfer”, (3) the Pledge Documents or (4) the Letter Agreement, including the Approved Pledge Form attached thereto or (z) any matter that requires the consent or approval of the Lenders under any Pledge Document;”
(gg)”Schedule 1 (Commitments). The Loan Agreement is hereby amended by amending and restating Schedule 1 (Commitments) in the form of Annex I attached hereto and by this reference incorporated herein.
(hh)Exhibit D (Draw Request Form). The Loan Agreement is hereby amended by amending and restating Exhibit D (Draw Request Form) in the form of Annex II attached hereto and by this reference incorporated herein.
(ii)Exhibit N (Required Leasing Guidelines). The Loan Agreement is hereby amended by adding a new Exhibit N (Required Leasing Guidelines) in the form of Annex III attached hereto and by this reference incorporated herein (the “Required Leasing Guidelines”).
4.Security Documents. The Mortgage and all other Loan Documents which secure Borrower’s indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrower under (A) this Modification Agreement, (B) the Notes and all other Loan Documents, as amended by this Modification Agreement, (C) all present and future Lender-Provided Swaps, and (D) any and all amendments, modifications, renewals and/or extensions of this Modification Agreement or the Notes, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. All references in the Mortgage and all other references in the Loan Documents to the “Loan” shall mean the Loan, as amended by this Modification Agreement.
5.Definitions. Except as provided in this Modification Agreement, all references in the Loan Agreement, in the Mortgage and in each of the other Loan Documents: (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Modification Agreement, (ii) to the Mortgage shall mean the Mortgage as amended hereby, (iii) to the Loan Documents shall mean the Loan Documents as such term is defined in this Modification Agreement, and (iv) to any particular Loan Document shall mean such Loan Document as modified by this Modification Agreement, and all prior amendments, or any document executed pursuant thereto or hereto.
6.No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.
7.Conditions Precedent. This Modification Agreement shall not be effective, and neither Administrative Agent nor Lenders shall have any obligations hereunder, unless and until such date as all of the following conditions are satisfied in a manner acceptable to Administrative Agent in Administrative Agent’s sole judgment. The following conditions shall be deemed satisfied on the date (the “Effective Date”) that Administrative Agent executes and delivers a fully executed Modification Agreement to Borrower (provided that, if for any reason any of the following conditions are not satisfied, or are not waived in writing by Administrative Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Administrative Agent and the Lenders to the extent reserved in writing by Administrative Agent prior to the Effective Date):

(a)Modification Documents. Administrative Agent shall have received and approved the executed originals of (i) this Modification Agreement, including the Consent and Reaffirmation of Guarantor attached hereto, (ii) the Amended and Restated Payment Guaranty Agreement dated as of the date hereof, (iii) the Amended and Restated Recourse Carve-Out Guaranty Agreement dated as of the date hereof; (iv) the amended and restated Notes each dated as of the date hereof; (v) a Fourth Modification Agreement (Short-Form) dated as of the date hereof (the “Short-Form Fourth Modification Agreement”) by and between Borrower and Administrative Agent to be recorded in the real property records of the County and State in which the Project is located; and (vi) the letter agreement dated as of the date hereof (the “Letter Agreement”) by and between Borrower and Administrative Agent, attaching the Approved Pledge Form (collectively, the “Modification Documents”).
(b)Formation Documents. Borrower shall have delivered to Administrative Agent (i) all documents evidencing the formation, organization, good standing and valid existence of Borrower and Guarantor (to the extent such documents have been amended or modified since the original Closing Date), and (ii) resolutions authorizing this Modification Agreement, and secretary’s certificates (including incumbency certificates)in each case in form and substance reasonably satisfactory to Administrative Agent.
(c)Payment of Modification Fee. Borrower shall have paid to Administrative Agent, for the benefit of Lenders on a pro rata basis, the Modification Fee (as defined below).
(d)Payment of Administrative Agent’s Fee. Borrower shall have paid to Administrative Agent, for the benefit of itself, the Administrative Agent Fee (as defined below).
(e)Professional Fees. Borrower shall have paid all of the reasonable and documented out-of-pocket fees, costs and expenses of the Administrative Agent, Lenders and their respective legal counsel and one professional and financial advisor associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with this Modification Agreement (collectively “Professional Fees”) and unpaid professional fee invoices for Administrative Agent’s financial advisor and legal counsel previously submitted to KBS for payment.
(f)Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(g)Flood Review. Administrative Agent and the Lenders shall have completed all applicable flood hazard reviews necessary in connection with this Modification Agreement.
(h)Status of Title. Borrower shall cause Title Company to issue at Borrower’s expense such endorsements (including, without limitation, a Non-ALTA Date Down Form 1 Endorsement or its local equivalent) to the Title Policy as Administrative Agent shall require insuring that fee title to the Project is vested in the Borrower and insuring the continuing validity and first position lien priority of the Mortgage, in light of this Modification Agreement.
(i)Title and Lien Searches. Administrative Agent shall have received updated title searches of the Project and the results of a lien search (including a search as to judgments, pending litigation, bankruptcy and tax) made against the Borrower and Guarantor (and such other Related Parties as Administrative Agent may reasonably request), in each case in form and substance reasonably satisfactory to Administrative Agent.

(j)Opinions. Administrative Agent shall have received favorable opinions of counsel to the Borrower and Guarantor, addressed to Administrative Agent and each Lender, as to such matters, and otherwise in form and substance, acceptable to Administrative Agent and the Lenders.
8.Modification Fee; Exit Fee; and Administrative Agent Fee.
(a)Modification Fee. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, a modification fee in the amount of $995,600 (the “Modification Fee”), which Modification Fee shall be earned as of, and due and payable on, the Effective Date.
(b)Exit Fee. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, an exit fee in the amount of $650,000 (the “Exit Fee”), which Exit Fee shall be earned as of the Effective Date, and due and payable upon the earlier of repayment in full of the Obligations and the Maturity Date then in effect.
(c)Administrative Agent Fee. Borrower shall pay to Administrative Agent for its own account an agent fee in the amount of $100,000 (the “Administrative Agent Fee”), which Administrative Agent Fee shall be earned as of, and due and payable on, the Effective Date.
9.Affirmation of Obligations Under Loan Documents. Borrower acknowledges, confirms, stipulates, agrees, represents and warrants that it has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Borrower further acknowledges the validity and enforceability of the Mortgage as a first‑priority lien on the Project, all improvements located thereon and all of the “Property” described in the Mortgage.
10.Limitation on Liability. Section 10.28 of the Loan Agreement (Limited Recourse Provision) is by this reference hereby incorporated herein in its entirety.
[Remainder of Page Intentionally Left Blank]

11.Miscellaneous.
(a)Entire Agreement. The Loan Documents, including this Modification Agreement (i) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (ii) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Modification Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Modification Agreement shall prevail. By executing this Modification Agreement and initialing below, Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Modification Agreement or any of the other Loan Documents in reaching its decision to enter into this Modification Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrower which conflict with the written terms of the Loan Documents. Borrower represents to Administrative Agent and Lenders that (w) it has read and understands the terms and conditions contained in this Modification Agreement and the other Loan Documents executed in connection with this Modification Agreement, (x) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Modification Agreement and all other Loan Documents, (y) it is satisfied with its legal counsel and the advice received from it, and (z) it has relied only on its review of the Loan Documents and its own legal counsel’s advice and representations (and it has not relied on any advice or representations from Administrative Agent, any Lender or Administrative Agent’s or any Lender’s officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.
/s/ CJS
Borrower’s Initials
[Remainder of Page Intentionally Left Blank]
Initial Page – Fourth Modification Agreement (Long Form)

(b)Definition of Loan Documents. Each of the Loan Documents is hereby modified to the extent necessary so that the term “Loan Documents,” as such term may be used therein, shall be deemed to include this Modification Agreement and all other Modification Documents.
(c)Further Assurances. Borrower shall, upon the request of Administrative Agent or the Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Modification Agreement, or for assuring the validity of, perfecting or preserving the lien of the Mortgage or any other Loan Documents.
(d)No Third Parties Benefitted. This Modification Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.
(e)Successors and Assigns. This Modification Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
(f)Assignment. This Modification Agreement shall not be assignable by Borrower and any purported assignment shall be void. This Modification Agreement is assignable by Administrative Agent and any Lender in accordance with the terms of the Loan Agreement.
(g)Construction of this Modification Agreement. The headings used in this Modification Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Modification Agreement. Time is of the essence of each term of the Loan Documents, including this Modification Agreement. As used herein, the term “including” means “including, but not limited to,” and the term “include(s)” means “include(s), without limitation.” This Modification Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Modification Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Modification Agreement.
(h)Survival of Representations, Warranties and Covenants. Each and all provisions of this Modification Agreement shall survive and remain in full force and effect until all obligations of Borrower under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of the Mortgage.
(i)Governing Law; Waiver of Jury Trial. This Modification Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of Illinois in all respects. To the maximum extent permitted by applicable law, Borrower hereby waives any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.
(j)Severability. In the event of any invalidity or unenforceability of any provision of this Modification Agreement, the remainder of this Modification Agreement shall remain in full force and effect.
(k)Reservation of Rights. Nothing contained in this Modification Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which Administrative Agent and/or Lenders may have against any party hereto under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42

U.S.C. 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.
(l)Reliance. Neither Administrative Agent nor Lenders would have consented to the transactions specified herein without Borrower entering into this Modification Agreement. Accordingly, each of such parties intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, Administrative Agent and Lenders have consented to the transactions contemplated herein and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.
12.Same Indebtedness; Priority of Liens Not Affected. This Modification Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower acknowledges to be valid and existing liens on and security interests in the Project. Borrower agrees that the liens and security interests created by the Mortgage continue to be in full force and effect, unaffected and unimpaired by this Modification Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
13.Counterparts. This Modification Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
14.Release.
(a)Borrower and Guarantor, for themselves and for each of their respective heirs, personal representatives, successors and assigns, hereby release and waive all claims and/or defenses they now may have against Administrative Agent, Lenders and their respective successors and assigns (collectively, the “Released Parties”) on account of any occurrence relating to the Loan, the Loan Documents and/or the property encumbered by the Security Instruments which accrued prior to the date hereof, including, but not limited to, any claim that Administrative Agent or any Lender (i) breached any obligation to Borrower and/or Guarantor in connection with the Loan, (ii) was or is in any way involved with Borrower and/or Guarantor as a partner, joint venturer, or in any other capacity whatsoever other than as a lender, (iii) failed to fund any portion of the Loan or any other sums as required under any document or agreement in reference thereto, or (iv) failed to timely respond to any offers to cure any defaults under any document or agreement executed by Borrower, Guarantor or any third party or parties in favor of Administrative Agent or any Lender (collectively, the “Released Claims”). This release and waiver shall be effective as of the date of this Modification Agreement and shall be binding upon Borrower and Guarantor and each of their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Administrative Agent, Lenders and their respective successors and assigns. The term “Released Parties” as used herein shall include, but shall not be limited to, the present and former officers, directors, employees, agents and attorneys of Administrative Agent and each Lender.
(b)Borrower and Guarantor each agree and acknowledge that it may hereafter discover facts different from or in addition to those now known or believed to be true regarding the Released Claims and agree that the foregoing releases shall remain in full force and effect, notwithstanding the existence or nature of any such different or additional facts.

(c)Borrower and Guarantor, each having consulted with counsel, is aware of the contents of Section 1542 of the Civil Code of the State of California. Section 1542 reads as follows:
Section 1542. (General Release – Claims Extinguished.) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Borrower and Guarantor each expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction, with respect to the Released Claims. Borrower and Guarantor have executed this Modification Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by a waiver of California Civil Code Section 1542.
15.Course of Dealing. Administrative Agent, Lenders and Borrower hereby acknowledge and agree that at no time shall any prior or subsequent course of conduct by Borrower, Administrative Agent or any Lender directly or indirectly limit, impair or otherwise adversely affect any of Administrative Agent’s or any Lender’s rights, interests or remedies in connection with the Loan and the Loan Documents or obligate Administrative Agent or any Lender to agree to, or to negotiate or consider an agreement to, any waiver of any obligation or default by Borrower under any Loan Document or any amendment to any term or condition of any Loan Document. Administrative Agent and Lenders have no obligation to, and may not, extend the term of the Loan beyond the Maturity Date.
16.Renewal; Lien Continuation; No Novation. Borrower hereby reaffirms the Obligations and promises to pay and perform all Obligations in accordance with the Loan Documents (as expressly modified by this Modification Agreement). The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Loan Documents, the Obligations or the Liens. The execution and delivery of this Modification Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.
17.Default. A default under this Modification Agreement shall constitute an Event of Default under the Notes and other Loan Documents, subject to any applicable notice and cure or grace period expressly set forth in the Loan Documents.
18.Counterparts. This Modification Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
19.Electronic Signatures. This Modification Agreement and Guarantor’s consent attached hereto may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Borrower and Guarantor shall, as soon as reasonably possible, provide an original of this Modification Agreement to Administrative Agent that will include the wet signatures of Borrower and Guarantor next to any Electronic Signatures.

20.Short-Form Fourth Modification Agreement. Each of the Lenders hereby authorizes and instructs Administrative Agent to execute the Short-Form Fourth Modification Agreement on each of its behalf and to cause such Short-Form Modification Agreement to be recorded in the real estate records of Cook County, Illinois.
21.Letter Agreement. Each of the Lenders hereby authorizes and instructs Administrative Agent to execute the Letter Agreement on each of its behalf and to attach the Approved Pledge Form thereto.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first above written.
BORROWER:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[Signature Page to Fourth Modification (Long Form)]

AGENT:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Agent
By:    /s/ Claudia N. Marciniak
Name:    Claudia N. Marciniak
Title:    Senior Vice President
LENDERS:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Agent
By:    /s/ Claudia N. Marciniak
Name:    Claudia N. Marciniak
Title:    Senior Vice President
[signatures continue on following page]
[Signature Page to Fourth Modification (Long Form)]

DEUTSCHE PFANDBRIEFBANK AG:
By:    /s/ Sebastian Bier
Name:    Sebastian Bier
Title:    Associate Director
By:    /s/ Karsten Imhoff
Name:    Karsten Imhoff
Title:    Managing Director
[signatures continue on following page]
[Signature Page to Fourth Modification (Long Form)]

BANK OF AMERICA, N.A.
By:    /s/ Henry Yang
Name:    Henry Yang
Title:    Senior Vice President
[signatures continue on following page]

[Signature Page to Fourth Modification (Long Form)]

NATIONAL BANK OF KUWAIT S.A.K.P.
GRAND CAYMAN BRANCH
By:    /s/ Authorized Signatory
Name:
Title:
By:    /s/ Authorized Signatory
Name:    Authorized Signatory
Title:
[Signature Page to Fourth Modification (Long Form)]

ANNEX I
COMMITMENTS AS OF THE EFFECTIVE DATE
SCHEDULE 1
COMMITMENTS

Lender	$ Amount	Pro Rata Share

US Bank, N.A.	$98,746,666.67	30.6666666667%
Bank of America	$107,333,333.33	33.3333333333%
Deutsche Pfandbriefbank AG	$72,986,666.67	22.6666666667%
National Bank of Kuwait S.A.K.P.	$42,933,333.33	13.3333333333%
Grand Cayman Branch

Annex II
EXHIBIT D
DRAW REQUEST FORM
Borrower hereby requests an advance of Loan proceeds in the amount of $________, which request is supported by the attached.
Borrower hereby certifies as follows (all terms herein having the meanings set forth in the Revolving and Term Loan Agreement (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Loan Agreement”) dated as of November 2, 2020, among Borrower and U.S. Bank National Association, as “Administrative Agent” and the Lenders from time to time a party thereto (“Lenders”):
1.At the date hereof, to the knowledge of Borrower, no suit or proceeding at law or in equity, and, to the knowledge of Borrower, no investigation or proceeding of any governmental body, has been instituted or is threatened, which in either case would substantially, negatively affect the condition or business operations of Borrower or the Project, except the following:
__________________________________________________________________________________________________________________________________________________________________________________________________________________
2.At the date hereof, to the knowledge of Borrower, no default or Event of Default under the Loan Agreement or under any of the other Loan Documents has occurred and is continuing, and, to the knowledge of Borrower, no event has occurred which, upon the service of notice and/or the lapse of time, would constitute an Event of Default thereunder, except the following:
__________________________________________________________________________________________________________________________________________________________________________________________________________________
3.Guarantor is in compliance with all required financial covenants under the Loan Documents.
4.All bills for labor, materials, equipment, work, services and supplies furnished in connection with the Project, which could give rise to a mechanic’s lien if unpaid, have been paid or will be paid before they become delinquent.
5.The requested funds do not exceed the current Availability Amount and, immediately following the disbursement of the requested funds, the outstanding principal amount of the Loan will not exceed the Aggregate Commitment.
6.Borrower authorizes and requests Administrative Agent and Lenders to charge the total amount of this Draw Request against Borrower’s Loan account and to advance from the proceeds of the Loan the funds hereby requested. The advance made pursuant to this Draw Request is acknowledged to be an accommodation to Borrower and is not a waiver by Administrative Agent or Lenders of any defaults or events of default under the Loan Documents or any other claims of Administrative Agent or Lenders against Borrower or Guarantor(s).

7.The representations of Borrower in Article 5 are true and correct in all material respects except as disclosed to Administrative Agent in writing.
8.The requested Advance constitutes the only Advance for this calendar month, (ii) [there are insufficient funds in the Cash Sweep Collateral Account otherwise to fund the requested Advance] or [there is less than $1,000,000 in the Cash Sweep Collateral Account, and (iii) all other applicable conditions set forth in Section 7.5(c) have been satisfied with respect to such requested Advance.
9.Both before and after giving effect to the requested Advance, the Debt Service Coverage Ratio shall be not less than the Minimum Required Debt Service Coverage Ratio.”
The advances and disbursements on the attached sheets are hereby approved and authorized.
BORROWER:
__________________________,
a _______________________
By: ______________________

Annex III
EXHIBIT N
Required Leasing Guidelines
[See attached]

EXHIBIT N
Required Leasing Guidelines

Category	Office Floors 3-5	Office Floors 6-17	Office Floors 20-31*	Office Floor 32-40	Retail (1,000 SF or less)	Retail (>1,000 SF)	Food Court (1,000 SF or less)	Food Court (>1,000 SF)	Kiosk	METRA
Min Rent SF/Year	$26.00	$27.50	$29.00	$30.00	$110.00	$60.00	$150.00	$40.00	$100.00	$25.00
Expense Structure	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	Full-Service Gross	Full-Service Gross
Minimum Term (mos.)	36	36	36	36	36	36	36	36	36	36
Rent Escalation	2.5% annual	2.5% annual	2.5% annual	2.5% annual	3% annual	3% annual	3% annual	3% annual	3% annual	3% annual
Max Free Rent in Mos. Per Year of Term (New)	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25
Max Free Rent in Mos. Per Year of Term (Renewal)	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25
TI (New) per SF per Year of Lease Term	$15	$15	$15	$15	$5	$5	$5	$5	$0	$0
TI (Renewal) per SF per Year of Lease Term	$15	$15	$15	$15	$5	$5	$5	$5	$0	$0
Leasing Commissions (new) Per SF per Year of Lease Term	$2.125	$2.125	$2.125	$2.125	6%	6%	6%	6%	6%	0%
Leasing Commissions (renewal) Per SF per Year of Lease Term	$2.125	$2.125	$2.125	$2.125	3%	3%	3%	3%	3%	0%

CONSENT AND REAFFIRMATION OF GUARANTOR
This Consent and Reaffirmation of Guarantor (this “Consent”) is attached to that certain Fourth Modification Agreement (the “Modification Agreement”) dated as of December 20, 2024 by and among (i) KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Borrower”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, “Administrative Agent”), and (iii) each lender party hereto (individually, a “Lender” and collectively with any lender that becomes a party to the Loan Agreement (as defined in the Modification Agreement) in the future, the “Lenders”). All capitalized terms used but not defined in this Consent shall have the meanings given to such terms in the Modification Agreement. KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (“Guarantor”), hereby (i) acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, (ii) reaffirms the full force and effectiveness of that certain Amended and Restated Payment Guaranty Agreement dated as of December 20, 2024 (the “Payment Guaranty”) executed by Guarantor in favor of Administrative Agent and Lenders in connection with the Loan, and that certain Amended and Restated Recourse Carve-Out Guaranty Agreement dated as of December 20, 2024 (the “Recourse Carve-Out Guaranty” and collectively with the Payment Guaranty, the “Guaranty”) executed by Guarantor in favor of Administrative Agent and Lenders, as each may have been modified by the First Modification Agreement (as defined in the Modification Agreement) and as each may be modified by the Modification Agreement, (iii) reaffirms its obligations under the Guaranty and agrees that Guarantor’s obligations under the Guaranty shall remain unaffected by the Modification Agreement (subject to the express terms of the Modification Agreement) and that all references in the Guaranty to (a) the Loan Documents shall include (without limitation) the Modification Agreement, and (b) any particular Loan Document shall mean such Loan Document as modified by the Modification Agreement, (iv) agrees that Guarantor’s obligations under the Guaranty are separate and distinct from those of Borrower with respect to the Loan and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums or performance of obligations under the Guaranty, and (v) agrees to be bound by the Release provision set forth in Section 14 and Section 19 of the Modification Agreement. Guarantor further hereby reaffirms all of the representations and warranties set forth in the Guaranty, except to the extent such representations and warranties are matters which, by their nature, can no longer be true and correct as a result of the passage of time, and except for changes in circumstances arising from actions or events occurring after the date of the Guaranty that do not otherwise constitute a default thereunder. Guarantor acknowledges that without this consent and reaffirmation, Administrative Agent and Lenders would not execute the Modification Agreement or otherwise consent to its terms.
[Signature on Following Page]
Guarantor Consent

GUARANTOR:
KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
[Signature Page to Guarantor Consent]